Exhibit 99.1

Two Bethesda Metro Center

14th Floor

Bethesda, MD 20814

(301) 951-6122

(301) 654-6714 Fax

Info@AmericanCapital.com

www.AmericanCapital.com

FOR IMMEDIATE RELEASE:
November 9, 2005

Contact:
Tom McHale, Vice President, Finance and Investor Relations (301) 951-6122

AMERICAN CAPITAL ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

Bethesda, MD - November 9, 2005 - American Capital Strategies Ltd. (Nasdaq:ACAS) announced today it plans to make a public offering of 7 million shares of its common stock, 5 million shares of which are being offered by the Counter-Parties (as defined below) in connection with agreements to purchase common stock from American Capital at a future date, and 2 million shares of which are being offered directly by American Capital. The Company has granted the underwriters an option to purchase up to an additional 1,050,000 shares to cover over-allotments.

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., A.G. Edwards & Sons, Inc., Harris Nesbitt Corp., Banc of America Securities LLC, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., BNP Paribas Securities Corp. and Robert W. Baird & Co. Incorporated are the underwriters for the offering. Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. are joint book running managers for the offering.

The offering will be made under American Capital's existing shelf registration statement filed with the Securities and Exchange Commission. In connection with the offering, American Capital will enter into an agreement (the "Forward Sale Agreement") with each of an affiliate of Wachovia Capital Markets, LLC and Citigroup Global Markets Inc. (the "Counter-Parties" and each, a "Counter-Party"), under which the Counter-Parties will agree to borrow and sell to retail and institutional investors in the aggregate 5 million of the offered shares of the Company's common stock at the close of this offering at the same offering price (the "Offering Price") as the 2 million shares being offered directly by American Capital. Under the Forward Sale Agreements, American Capital will agree with the Counter-Parties that American Capital must sell to them in the aggregate 5 million shares of common stock at the Offering Price per share, subject to certain adjustments. The timing of these sales, which must occur within the next year, will generally be determined by American Capital. The Company will physically settle each Forward Sale Agreement by delivering shares of common stock to the Counter-Party under the relevant Forward Sale Agreement and such Counter-Party will deliver the Offering Price subject to certain adjustments to the Company upon each settlement.

American Capital expects to use substantially all of the net proceeds from the sale of its shares, and the subsequent sale of shares under the Forward Sale Agreements, to reduce the borrowings under the Company's existing revolving credit facilities and to fund investments. Reducing borrowings under the revolving credit facilities will create availability under these facilities, which will generally be used for funding future American Capital investments and general corporate purposes.

This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offering of these securities will be made only by means of a prospectus and a related prospectus supplement. When available, copies of the prospectus and prospectus supplement may be obtained from Wachovia Capital Markets LLC, 7 Saint Paul Street, 1st Floor, Baltimore, MD 21202 or Citigroup Global Markets Inc., 140 58th Street, 8th Floor, Brooklyn, New York 11220 (telephone number: 718-765-6732).

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded buyout and mezzanine fund with capital resources of approximately $6.7 billion. American Capital invests in and sponsors management and employee buyouts, invests in private equity buyouts, provides capital directly to private and small public companies and through its asset management business is a manager of debt and equity investments in private companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions and recapitalizations.

This press release contains forward-looking statements. The statements regarding expected results of American Capital are subject to various factors and uncertainties, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national and international economic conditions, and changes in the conditions of the industries in which American Capital has made investments.

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HEADQUARTERS

Washington, DC
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 fax
Info@AmericanCapital.com

REGIONAL OFFICES

Chicago
5775 Sears Tower
233 South Wacker Drive
Chicago, IL 60606
(312) 681-7400
(312) 454-0600 fax

Dallas
2200 Ross Avenue
Suite 4500W
Dallas, TX 75201
(214) 273-6630
(214) 273-6635 fax

London
90 Long Acre
London WC2E 9RZ
United Kingdom
+44 (0)87 0735 4184
+44 (0)87 0735 4185 fax

Los Angeles
11755 Wilshire Blvd.
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Los Angeles, CA 90025
(310) 806-6280
(310) 806-6299 fax

New York
461 Fifth Avenue
25th Floor
New York, NY 10017
(212) 213-2009
(212) 213-2060 fax

Paris
55, Avenue Hoche
75008 Paris
France
+33 (0)1 40 68 06 66
+33 (0)1 40 68 06 88 fax

Philadelphia
Three Hundred Four Falls, Suite 380
300 Conshohocken State Road
West Conshohocken, PA 19428
(610) 238-0210
(610) 238-0230 fax

San Francisco
Three Embarcadero Center
Suite 2320
San Francisco, CA 94111
(415) 591-0120
(415) 591-0111 fax

Washington, DC
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 fax